                                                                    EXHIBIT 10.1







                           COMPUTER SERVICES AGREEMENT


                               * * * * * * * * * *


                                     BETWEEN


                                       <>

                                       <>

                                       <>




                                       AND



                                MCS, INCORPORATED

                            400 PENN CENTER BOULEVARD

                         PITTSBURGH, PENNSYLVANIA 15235



                                     [DATE]









CUSTOMER CONTACT:                                         TELEPHONE NUMBER:



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                   SAMPLE MESTAMED COMPUTER SERVICES AGREEMENT

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                                TABLE OF CONTENTS



                I.     MESTAMED SYSTEM

               II.     SOFTWARE LICENSE

              III.     SUPPORT SERVICE CONTRACT

               IV.     TERMS AND CONDITIONS

                V.     AGREEMENT










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                   SAMPLE MESTAMED COMPUTER SERVICES AGREEMENT

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MESTAMED SYSTEM


Included with the MestaMed software system are:

         *   Getting Started with MestaMed - Installation Guide
         *   Comprehensive User Manual
         *   Software Installation

The User Manual and Installation Guide contain the necessary information to assist your staff in building your database. Step-by-step procedures, as well as complete file descriptions and input worksheets permit an organized approach to system implementation. Your staff participates in periodic progress reviews and question and answer sessions that are initiated by the MestaMed Educational Services Department. These sessions are designed to complement our normal support services by providing regularly scheduled, dedicated telephone support, in a conference call format to your staff.

The operational phase of training takes place at your facility. All operational features of MestaMed are reviewed.

Travel expenses and telephone connect charges in conjunction with our software support services and training will be invoiced at cost.









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                   SAMPLE MESTAMED COMPUTER SERVICES AGREEMENT

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                        SAMPLE MESTAMED SYSTEM QUOTATION


-        UNIX Operating System License - 5 Users
         Synergex Run Time License - 4 Users

-        MestaMed Software Module - 3 User License
               -  HME Software License
                      . Equipment Order Processing
                      . Rental Equipment System
               - Billing and Accounts Receivable Module
               - Claims Management Module
               - Supporting Document Control Module
               - Inventory Management Module
               - Management Reporting Module
               - User Security System

LAYERED PRODUCTS

-        Med-Write Plus Report Writer Software License

         ECS Module - DMERC Region D Cigna Software License
         ECS Module - CA
         Medi-Cal (DME)

HARDWARE

         MestaMed UNIX 450 System including:
         Pentium II 450 Mhz Processor
         96 MB MOS Memory
         4.3 GB SCSI Disk Drive
         4/8 GB QIC SCSI Tape Drive
         Color Monitor and Keyboard
         18 Line Interface Units
         1 - 333 CPS Printer with Stand
         Video Terminal
         Three (3) 100 foot cables/ (from PC to Digiboard) 9F connectors High Speed Software Support Modem
         5 Tape Cartridges
         One Year On-Site Hardware Warranty

-        One Year Software Support Services
               - 800 Number Telephone Support
               - MestaMed Software Updates

-        MestaMed Services
               - Getting Started Training Module for HME
                      Installation Planning
                      Master File Data Base Requirements
               - 5 Days On-Site Services - Weekday - Support Analyst



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                   SAMPLE MESTAMED COMPUTER SERVICES AGREEMENT

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                  SAMPLE MESTAMED SYSTEM QUOTATION (CONTINUED)

-        Software Installation

         Sub-Total
         Less Packaged System Allowance

         Less September Discount

                  TOTAL


         MISCELLANEOUS CHARGES
         Freight/In-Transit Insurance
         Sales Tax (if applicable)
         Travel Expenses Associated with On-Site Training
         Telephone connect charges in conjunction with our software support services and training will be invoiced at cost.






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                   SAMPLE MESTAMED COMPUTER SERVICES AGREEMENT

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                                SOFTWARE LICENSE


1.       LICENSE

         MCS Inc. (hereinafter called MCS), by its acceptance hereof, does hereby grant to a Licensee a paid up, non-exclusive and non-transferrable license, subject to the terms and conditions and premises herein set forth, to use computer software programs which are either proprietary products of MCS or of a Third Party for which MCS is a licensed distributor. Software program titles and the proprietary status of each are clearly defined in Section 1a and all software is hereinafter collectively referred to as "Licensed Software," having the characteristics and capabilities as described herein.

         a.       Licensed Software

                  -MestaMed/HME
                  -Synergex Run Time License
                        (Copyright 1978, 1981, 1984, 1985, 1986, an
                        unpublished work of Digital Information Systems Corporation (DISC). All rights reserved.
                  -UNIX Operating System - from Santa Cruz Operations, Inc.
                        (SCO)Registered trademark of Microsoft Corporation.
                  -Med-Write Plus Report Writer Software License
                  -ECS Module - DMERC Region D Cigna Software License
                  -ECS Module - CA Medi-Cal (DME)

2.       DEFINITIONS

         The term "Software" as used in this Agreement is defined as the totality of the processes and routines used in processing the kind of information to which the Licensed Software refers. The term "Licensee" for purposes of this Agreement is: a company, firm or individual whose business is not the sale or production of computer software, nor one in the business of consulting others regarding computers or computer software, nor one whose intention it is to resell, trade or barter in software, but one whose only purpose in obtaining a license for the Software is for its own in-house use.


3.       TERM

         This License shall be in effect from the date of MCS's acceptance of this Agreement and shall remain in force until Licensee discontinues use of the Licensed Software or the License is otherwise terminated as provided herein.




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                   SAMPLE MESTAMED COMPUTER SERVICES AGREEMENT

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 4.      SCOPE OF LICENSE

         In implementation of this License, MCS shall furnish Licensee with a copy of the Licensed Software on machine readable media and with associated user instructions and reference documentation; all of which material shall be marked with a trade secret notation such as: "The information herein are trade secrets and proprietary properties of MCS or the specified Third Party." Licensee understands and agrees that any revisions or updates to the Licensed Software which MCS or the specified Third Party may from time to time furnish Licensee (whether or not additional fees are charged for such revisions or upgrades) also fall within the scope of this License.

 5.      LICENSE RIGHTS GRANTED

         For the fee, Licensee has the following rights:

                  (1) To exercise the processes of the Licensed Software in conjunction with its own in-house administration and accounting on one specifically designated CPU. The Software License granted herein cannot be transferred by Licensee to a new or additional CPU. A new and separate License is required from MCS for each additional CPU.

                  (2) To make backup copies of Licensed Software as needed to implement item 1 only, provided that such copies made include the same trade secrets and proprietary property notices that appear on the materials Licensee receives from MCS, DISC and SCO.

 6.      COVENANTS OF LICENSE

         Licensee covenants and agrees as follows:

                  (1) That by acceptance of the License, Licensee acknowledges that Licensed Software constitutes trade secrets and proprietary property and agrees to include on any copies made of the materials furnished the same notices or legends that appear on the materials Licensee receives, and to protect those materials and the information they contain from transfer, disclosure or use by any other person without the express authorization of MCS, DISC and SCO.

                  (2) That the license merely authorizes Licensee to exercise or practice the processes of the Licensed Software on the CPU prepared by MCS, and particularly does not authorize Licensee to grant licenses for, assign or transfer in any manner the Licensed Software to any other person.

 7.      TITLE TO SOFTWARE - MCS

         Licensee understands and agrees that all proprietary rights in MCS Licensed Software shall at all times remain with MCS, and that no proprietary rights are hereby transferred to Licensee. The software includes machine readable binaries, and reference documentations. Further, Licensee agrees that the programs will not be used to provide a data processing service to any other person or company without the express written consent of MCS.



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                   SAMPLE MESTAMED COMPUTER SERVICES AGREEMENT


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 8.      TITLE TO SOFTWARE - THIRD PARTY

         Licensee understands and agrees that all proprietary rights to the specified Third Party Software shall remain the sole property of that Third Party. Licensee has a non-exclusive license to use the Licensed Software. The right to use the Licensed Software is limited to one machine located on customer's premises and may only be used to process the customer's own data. Customer will safeguard and keep confidential all programs and will not permit them to be copied, loaned or otherwise made available to any other person or organization. The software includes machine readable (binaries) and reference documentation. Further, Licensee agrees that the programs will not be used to provide a data processing service to any other person or company without the express written consent of the Third Party.

 9.      CONDITIONS OF LICENSE

         Licensee is responsible for the supervision, management and control of their exercise of the processes of the Licensed Software, including, without limitation, providing all reasonable check points, control techniques, and other measures for detecting promptly and minimizing the effects of any errors, failures or interruptions that might occur in the use or exercise of the Licensed Software.

         Except as provided otherwise in this Agreement, Licensee agrees: to not reveal any information contained in the Licensed Software, or any part thereof, or provide any copies thereof, in any form, to any third party; to take all reasonable precautions to hold in confidence the design and documentation of the Licensed Software; to not assign or otherwise transfer same, by operation of law or otherwise, in whole or in part, directly or indirectly, including but not limited to any joint venture or combination arrangement between Licensees; to not exhibit, donate, barter, loan or otherwise communicate said Licensed Software to any other firm or person without the express written consent of MCS.

         Licensee also agrees to take all appropriate action by instruction, agreement or otherwise with its employees or other persons permitted access to the Licensed Software to satisfy its obligations under this Agreement with respect to use, protection and security of the Licensed Software. From time to time, MCS may inquire concerning Licensee's compliance and may require Licensee to take responsible protective measures.

10.      TERMINATION OF LICENSEE AND REMEDIES OF MCS, DISC AND SCO

         MCS may terminate this License effective on a specified date if Licensee neglects or fails to perform or observe any of the terms or obligations set forth by this Agreement. In such event, Licensee shall return all Software to MCS and make no further use of it. In the event this License Agreement is terminated, Licensee agrees to provide MCS with a signed and dated notice that Licensee has destroyed all of its copies of the Licensed Software. Such notices must be received by MCS within fifteen (15) calendar days following notice of termination.

         In the event Licensee becomes insolvent or voluntarily or involuntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for all or substantially all of the business of Licensee or if Licensee makes an assignment for the benefit of creditors, then MCS at its option may immediately terminate this License by notice to Licensee to that effect. In no event shall this License be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this License or any rights or privileges hereunder be an asset of Licensee under any bankruptcy, insolvency or reorganization proceedings.





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                   SAMPLE MESTAMED COMPUTER SERVICES AGREEMENT

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         Since unauthorized transfer of the Licensed Software or any information contained therein will diminish substantially the value to MCS of the trade secrets and proprietary properties that are the subject of this License, if Licensee breaches any of its obligations with respect to non-disclosure of the Licensed Software, or if such a breach is likely to occur, MCS shall be entitled to equitable relief (including orders for specific performance and injunctions) as well as money damages.

         The rights and remedies of MCS set forth in this Agreement are not exclusive and are in addition to any other rights and remedies provided by statute, at law or equity, including injunctive relief.

11.      LIMITATIONS OF LIABILITIES

         Except as expressly provided otherwise in this Agreement, MCS shall not be liable for any loss or damage claimed to have resulted from the use of the Licensed Software or claimed to be related in any way to the Licensed Software regardless of the form of action, and Licensee shall indemnify MCS for and hold MCS harmless for any loss, cost or expense suffered or incurred if any such claims are made. In no event shall MCS be held liable for any special, indirect, or consequential damages in any way resulting from the use of the Licensed Software by Licensee. MCS's liability for damages regardless of the form of action, shall not exceed the total amount paid for the Licensed Software.

12.      DIGITAL EQUIPMENT SOFTWARE AND HARDWARE

         Warranties respecting products and software supplied by MCS which are made or licensed by Digital Equipment Corporation are set forth in the latter company's Standard Terms and Conditions. MCS disclaims all warranties respecting Digital Equipment Corporation's products and software including all implied warranties of merchantability and fitness.

13       CONFIDENTIAL INFORMATION/DATA

         MCS will exercise a reasonable degree of care, consistent with good industry practices, to maintain confidential all information furnished by Customer. Business and financial information (e.g., actual printed reports) deemed to be confidential in nature which may be revealed by Customer to MCS under this Agreement shall not be disclosed to third parties.

14.      GENERAL

         No waiver of right, obligation or default shall be implied, but must be in writing, signed by the party against whom the waiver is sought to be enforced. One or more waivers of any right, obligation or default shall not be construed as a waiver of any right, obligation or default.

         Any provision or provisions of this Agreement which shall prove to be invalid, void or illegal shall in no way offset, impair or invalidate any other provision, and the remaining provisions hereof shall remain in full force and effect.

         This Agreement supersedes all prior agreements and understandings between the parties and may not be changed or modified except by a writing signed by the parties.

         Licensee may not assign this Agreement or the License without the express written consent of MCS.

         This Agreement shall be governed by the Laws of the State of Pennsylvania. If MCS is required to engage in any proceedings, legal or otherwise, to enforce its rights under this Agreement, MCS shall be entitled to recover from Licensee, in addition to any other sums due, the reasonable attorney's fee, costs and necessary disbursements involved in said proceedings.




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                   SAMPLE MESTAMED COMPUTER SERVICES AGREEMENT

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                        MESTAMED SUPPORT SERVICE CONTRACT


The MestaMed System is a product requiring long-term commitment and on-going support. An annual contract is available to provide our customers with such support on an equitable and reasonable basis, and at a fixed annual cost which could be budgeted with assurance. Basically, the services covered under this annual contract relate to:

         1.       Software Support Services
         2.       Software Upgrades
         3.       Peripheral Upgrades
         4.       Documentation
         5.       Consulting Services
         6.       Back-Up
         7.       Telephone and Fax Support Service
         8.       Extended Hours Service
         9.       Holiday Support Service



EXACTLY WHAT SERVICES ARE PROVIDED?

The MestaMed Support Service Contract encompasses the following basic services:


1.      SOFTWARE SUPPORT SERVICES

The MestaMed software license comes with a defined warranty period during which any user-discovered program errors are treated by MCS at no charge for labor. Treatment involves providing a quick correction for the problem if at all possible, or at worst providing some "workaround" procedure to be employed until the problem can be corrected in a future release of the System.


2.      SOFTWARE UPGRADES

The MestaMed System is dynamically changing over time as industry standards, practices, and equipment change, and as new and better software ideas and techniques are implemented. All such upgrades are automatically delivered to MestaMed Users under contract. Charges are restricted to handling costs (media, shipping, travel, computer connect time, etc.) and labor if on-site service is required. Often a new release can be installed remotely with only some telephone assistance required, and in such cases there are no labor charges.


3.      PERIPHERAL UPGRADES

As your needs expand you may be required to add terminals, printers, disk drives and other equipment. MCS will provide operating system modifications, disk file re-allocations and ongoing support service without additional fees for all add-on peripherals purchased from MCS.




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                   SAMPLE MESTAMED COMPUTER SERVICES AGREEMENT

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4.   DOCUMENTATION

From time to time new or revised system documentation will be delivered at no charge other than shipping expense to MestaMed Support Service Contract Accounts. During interim periods, errata notices, addendums, and replacement pages will be provided.


5.   CONSULTING SERVICES

MCS will upon request make appropriate personnel available to MestaMed Support Service Contract Accounts for purposes of consultation, and special-purpose programming services that relate directly to the MestaMed System.


6.   BACKUP

MCS maintains on its premises copies of all MestaMed System software. In the event of a customer problem, we are able to recreate the MestaMed system exactly (within the limitation that may be imposed by individual computer hardware differences) in order to attempt to replicate and solve the problem. In the event of a media or computer catastrophe at the customer site, we are able to replace the MestaMed software system.


7.   TELEPHONE AND FAX SUPPORT SERVICE

MestaMed contract customers may contact MCS in search of assistance with day to day system or operational problems. In many cases, this type of assistance relates to questions of "how to" handle a given situation or obtain a certain result. "How to" types of questions are discouraged when the answer is readily available in our User Guide manuals, but they are handled nonetheless. With very few exceptions, competent and capable staff personnel are at all times in the office or on call to handle telephone calls. Fax transmission of examples of problems or concerns are encouraged in that they improve MCS' understanding and thus expedite service. Within reason, there is no limit to the number of times a customer may contact the support service group, although we much prefer written requests when time is not of the essence. The MestaMed Support Service Contract includes telephone and fax support Monday through Friday, from 8:30 a.m. to 5:00 p.m. (your time zone), except holidays.


8.   EXTENDED HOURS OF SERVICE

MestaMed contract customers may also use the extended hours support. This extended hour service is available as follows (except holidays):

5:00 P.M. TO 8:00 P.M. (YOUR TIME ZONE), MONDAY THROUGH FRIDAY

9:00 A.M. TO 3:00 P.M. (MCS TIME ZONE), SATURDAY

MCS support personnel have terminal and modem connections at their homes and are accessed by our answering service paging system for extended hours support.

This support is only available for "EMERGENCY" situations and is billable per your use at $50.00 per half hour increments (minimum charge is one-half hour).



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                   SAMPLE MESTAMED COMPUTER SERVICES AGREEMENT

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9.  HOLIDAY SUPPORT SERVICE

MCS offers to its customers Holiday Support Service. This service will be provided on the days listed on the attached schedule.

This service is only available for "EMERGENCY" situations and is billable per your use at $60 per half hour increments (minimum charge is one-half hour).






























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                   SAMPLE MESTAMED COMPUTER SERVICES AGREEMENT

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                            MCS 1999 HOLIDAY SCHEDULE

HOLIDAY                                      DATE/DAY

New Year's Day (1999)                        January 1                 Friday
Good Friday                                  April 2                   Friday
Memorial Day (Observed)                      May 31                    Monday
Independence Day (Observed)                  July 5                    Monday
Labor Day                                    September 6               Monday
Thanksgiving Day                             November 25               Thursday
Day after Thanksgiving                       November 26               Friday
Christmas Eve                                December 24               Friday
Christmas Day                                December 27               Monday
New Year's Day 2000 (Observed)               December 31               Friday




                      MCS HOLIDAY SUPPORT SCHEDULE FOR 1999


                                                            HOURS OF
                                                            BEEPER SERVICE
                                                            (EASTERN TIME)
                                                           ---------------
EASTER                   Thursday, April 1                 5:00p to 8:00p
                         Friday, April 2                   8:30a to 3:00p
                         Saturday, April 3                 9:00a to 3:00p

MEMORIAL DAY             Friday, May 28                    5:00p to 8:00p
                         Saturday, May 29                  9:00a to 3:00p
                         Monday, May 31                    Closed for the Holiday

INDEPENDENCE             Friday, July 2                    5:00p to 8:00p
DAY                      Saturday, July 3                  9:00a to 3:00p
                         Monday, July 5                    8:30a to 3:00p

LABOR DAY                Friday, September 3               5:00p to 8:00p
                         Saturday, September 4             9:00a to 3:00p
                         Monday, September 6               Closed for the Holiday

THANKSGIVING             Wednesday, November 24            5:00p to 8:00p
                         Thursday, November 25             Closed for the Holiday
                         Friday, November 26               8:30a to 3:00p
                         Saturday, November 27             9:00a to 3:00p

CHRISTMAS                Thursday, December 23             5:00p to 8:00p
                         Friday, December 24               8:30a to 3:00p
                         Saturday, December 25             Closed for the Holiday
                         Monday, December 27               8:30a to 3:00p

NEW YEAR                 Friday, December 31               8:30a to 3:00p





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                   SAMPLE MESTAMED COMPUTER SERVICES AGREEMENT

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TERMS AND CONDITIONS

This quotation shall remain firm for thirty (30) days from the date hereof, unless modified in writing by MCS prior to MCS's acceptance and is subject to credit approval. This quotation supersedes all previous quotations, and all previous quotations are null and void.

A valid contract binding upon both parties will become effective as of the date the MCS agreement is signed by both parties.

The payment schedule is as follows:

         Primary Application and Computer:
         1. 20% upon execution of Agreement.
         2. 80% upon delivery of computer hardware and initiation of training for building your database.

         Optional Software:
         Optional Application Software Products will be invoiced in full in the month of installation.

If Customer financing is arranged via a Leasing Company, MCS will require a 20% deposit and a Purchase Order from the Leasing Company. Upon installation of the computer, MCS will invoice the Leasing Company Purchase Order. Upon receipt of payment, MCS will remit (i.e., return) to the Customer the 20% downpayment.

Terms are net thirty (30) days, except for deposit requirements. A late charge of one and one-half (1-1/2) percent will be added to those amounts thirty days past due. Travel expense incurred by MCS support personnel, during installation, will be invoiced monthly at cost.

Customer hereby grants MCS a security interest in the Products as security for its obligations hereunder until paid for and will execute any document required to perfect this security interest.

If Customer requests to cancel any order or portion thereof or requests a rescheduling of scheduled equipment and such request is accepted by MCS, Customer agrees to pay MCS cancellation/rescheduling charges equal to twenty-five (25) percent of the proposed system.

Customer's acceptance of the computer system shall occur upon delivery of computer hardware and initial training on the Primary Software System by MCS personnel.

All hardware maintenance is purchased from and provided by the hardware vendor.

Systems and programming charges for the optional customer programming services will be invoiced monthly. Our current billing rate is $90 per hour. MCS reserves the right to change this rate only upon thirty (30) days prior written notice.

In no event will MCS be liable for special, indirect or consequential damages.

Customer, MCS and their respective affiliates during the term of this Agreement will not knowingly solicit for employment or hire any employee or former employee of the other party without the prior written consent of the other party.




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                   SAMPLE MESTAMED COMPUTER SERVICES AGREEMENT


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                                    AGREEMENT

                                  * * * * * * *


         This Agreement shall be governed by the Laws of the Commonwealth of Pennsylvania and constitutes the entire agreement between Customer and MCS. Any modifications of this Agreement shall be made by mutual agreement and supported by written amendments signed by duly authorized representatives of Customer and MCS.

         Neither Customer nor MCS shall assign this Agreement, nor any parts, performance or rights hereunder, without the prior written consent of the other.

         In Witness thereof, this Agreement and License is made and entered into as of the _______ day of ______________, 1999, by and between <> and MCS, INCORPORATED.




<>                                          MCS, INCORPORATED


-----------------------------------         ----------------------------------
NAME                                        NAME



-----------------------------------         ----------------------------------
TITLE                                       TITLE








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                   SAMPLE MESTAMED COMPUTER SERVICES AGREEMENT